Exhibit 10.10

NORCRAFT HOLDINGS, L.P. Fourth Amended and Restated Agreement of Limited Partnership Dated November 13, 2013

NORCRAFT HOLDINGS, L.P.
FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
This Fourth Amended and Restated Agreement of Limited Partnership (this “Agreement”) of Norcraft Holdings, L.P. (the “Partnership”) dated as of November 13, 2013 is made by and among Norcraft GP, L.L.C., a Delaware limited partnership, as the general partner (the “General Partner”), and each of the Persons executing this Agreement as a limited partner.
RECITALS
WHEREAS, the Partnership was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act by the filing of a Certificate of Formation of a limited liability company with the Secretary of State of the State of Delaware on August 21, 2003;
WHEREAS, the Partnership was converted to a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act by the filing of a Certificate of Conversion with the Secretary of State of Delaware on October 10, 2003, and certain partners entered into the limited partnership agreement (the “Original Agreement”) and filed a Certificate of Limited Partnership (the “Certificate”) with the Secretary of State of the State of Delaware on October 10, 2003;
WHEREAS, the Original Agreement was amended and restated on October 21, 2003; and amended by the Second Amended and Restated Agreement of Limited Partnership on October 4, 2006; and further amended by the Third Amended and Restated Agreement of Limited Partnership on June 25, 2007 (the Original Agreement as so amended, the “Existing Agreement”);
WHEREAS, in connection with the reorganization of the Partnership (the “Reorganization”) and the initial public offering of the common stock, par value $0.01 per share, of Norcraft Companies, Inc., a Delaware corporation and indirect parent of the General Partner (the “IPO”), the General Partner, with the consent of the Limited Partner desires to amend and restate the Existing Agreement, effective as of the time that Norcraft Companies LLC becomes the sole Limited Partner of the Partnership (the “Effective Time”), to, among other things, convert all of the partnership interests in the Partnership into Common Units (as defined below);
WHEREAS, the parties hereto desire to enter into this Fourth Amended and Restated Limited Partnership Agreement of the Partnership.
NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:
AGREEMENT

1.	DEFINITIONS.
For purposes of this Agreement (a) certain capitalized terms have specifically defined meanings set forth below, (b) references to “Articles,” “Exhibits,” “Recitals” and “Sections” are to Articles, Exhibits, Recitals and Sections of this Agreement unless explicitly indicated otherwise,

(c) references to statutes include all rules and regulations thereunder, and all amendments and successors thereto from time to time and (d) the word “including” shall be construed as “including without limitation.”
“Agreement” means this Amended and Restated Agreement of Limited Partnership, as amended from time to time.
“Capital Account” is defined in Section 4.1.
“Capital Contribution” means, with respect to any Partner, the sum of (a) the amount of money plus (b) the Fair Value of any other property (net of liabilities assumed or to which the property is subject) at the time of contribution, in each case contributed to the Partnership with respect to the Interest held by such Partner pursuant to this Agreement.
“Class” means, when used with reference to a Unit, the class of Units of which such Unit is a part
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Unit Holder” means a Person in regard to such Person’s particular Interest in Common Units.
“Common Units” is defined in Section 3.2.
“Distribution” means cash or property (valued at its Fair Value and net of liabilities assumed or to which the property is subject, in each case at the time of distribution) distributed by the Partnership to a Partner in respect of the Partner’s Interest whether by liquidating distribution, dividend or otherwise.
“Fair Value” means as applied to any property, the fair value of such property, as determined by the General Partner.
“General Partner” means the Person named in the introductory clause above as the general partner and/or any other Person admitted to the Partnership as a general partner, from time to time, in accordance with this Agreement or the limited partnership agreement of the Partnership then in effect, in each case only for so long as such Person is a general partner of the Partnership in accordance with this Agreement or the limited partnership agreement of the Partnership then in effect.
“Interest” means, with respect to any Person as of any time, such Person’s interest in the Partnership, which is represented by the number of Units such Partner holds.
“Limited Partner” means each Person that executes this Agreement as a limited partner as of the date hereof and/or any other Person admitted to the Partnership as a limited partner, from time to time, in accordance with this Agreement or the limited partnership agreement of the Partnership then in effect, in each case only for so long as such Person is a limited partner of the Partnership in accordance with this Agreement or the limited partnership agreement of the Partnership then in effect.

“Original Agreement” has the meaning as set forth in the Recitals.
“Partners” means the General Partner and/or the Limited Partners, as the context requires.
“Person” means an individual, a partnership, a joint venture, an association, a corporation, a trust, an estate, a limited liability company, a limited liability partnership, an unincorporated entity of any kind, a governmental entity or any other legal entity.
“Regulations” means the regulations, including temporary regulations, promulgated under the Code.
“Transfer” means, with respect to any Units, any interest therein, or any other securities or equity interests, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other transfer or disposition thereof, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily, or by operation of law; and “Transferred,” “Transferee” and “Transferor” shall each have a correlative meaning.
“Units” means the Common Units and any other class of units of interest in the Partnership that are a measure of a Partner’s share of profit and loss of the Partnership as provided in Article 5.

2.	FORMATION AND PURPOSE.
2.1.    Formation. The Partnership was formed as a Delaware limited liability company on August 21, 2003 pursuant to the Delaware Limited Liability Company Act by the execution and filing of a Certificate of Formation of a limited liability company with the Delaware Secretary of State on August 21, 2003. The Partnership was then converted to a limited partnership pursuant to the Act by the filing of a Certificate of Conversion with the Secretary of State of Delaware on October 10, 2003, and certain partners entered into the Original Agreement and filed the Certificate with the Secretary of State of the State of Delaware on October 10, 2003. The Partners agree to continue the Partnership as a limited partnership under the Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Partners shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Partners are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
2.2.    Name. The name of the Partnership is Norcraft Holdings, L.P. The activities of the Partnership may be conducted under that name or any other name that the General Partner deems appropriate or advisable in accordance with the Act. The General Partner shall make any filing required by the Act upon any such change of name.
2.3.    Term. The term of the Partnership commenced on October 10, 2003 upon the filing of the Certificate with the Delaware Secretary of State, and shall continue until the Partnership is wound up and dissolved in accordance with this Agreement.

2.4.    Purpose and Powers. Subject to the limitations contained elsewhere in this Agreement, the Partnership is formed for the object and purpose of, and the nature of the activities to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary, advisable, convenient or incidental thereto. The Partnership shall have all powers permitted under applicable laws to do any and all things deemed by the General Partner to be necessary or desirable in furtherance of the purposes of the Partnership.
2.5.    Agreement. As of the Effective Time, this Agreement shall become effective and shall amend and restate the Original Agreement in its entirety upon the execution of this Agreement or a counterpart to this Agreement by each of the General Partner and the Limited Partners party hereto as of the date hereof.

3.	PARTNERSHIP, CAPITAL CONTRIBUTIONS AND UNITS.
3.1.    Partners. The Partnership shall maintain a current list of Partners and the total amount of Capital Contributions made by each such Limited Partner.
3.2.    Partner Interests and Units. The Interests of the Partners of the Partnership shall be divided into Units. The “Common Units” shall initially be the only Class of Units. Each “Common Unit” shall represent an Interest in the Partnership, shall be designated as a Common Unit of the Partnership and shall be entitled to the Distributions provided for in Article 5. As of the Effective Time, Norcraft Companies LLC (the sole Limited Partner) holds 9,999,999 Common Units, and Norcraft GP, L.L.C. (the sole General Partner) holds 1 Common Unit.
3.3.    Capital Contributions. Each Partner’s Capital Contribution, if any, whether in cash or in-kind, and the number of Units or other Interests issued to such Partner shall be as set forth in Exhibit 3.1 or in the agreement executed by the General Partner pursuant to which such Units were issued to such Partner. Any in-kind Capital Contributions shall be effected by a written assignment or such other documents as the General Partner shall direct.

4.	CAPITAL ACCOUNTS; ALLOCATIONS.
4.1.    Capital Accounts. A separate account (each, a “Capital Account”) shall be established and maintained for each Limited Partner which:
(a)    shall be increased by (i) the amount of any Capital Contribution by such Partner to the Partnership and (ii) such Partner’s share of the profit (or items thereof) of the Partnership; and
(b)    shall be reduced by (i) the amount of any Distribution to such Partner, and (ii) such Partner’s share of the loss (or items thereof) of the Partnership.
4.2.    Allocations of Profit and Loss. The profit and loss of the Partnership in respect of any fiscal year shall be allocated ratably among the Common Unit Holders, based on the number of Common Units owned by such holders.

5.	DISTRIBUTIONS.
5.1.    Distributions. Distributions by the Partnership may be distributed to the Partners at such times as may be determined by the General Partner from time to time in its sole discretion. All Distributions shall be made ratably among the Common Unit Holders, based on the number of Common Units owned by such holders.

6.	MANAGEMENT OF THE PARTNERSHIP.
6.1.    General Partner.
(a)    The General Partner shall direct, manage, conduct and control the affairs of the Partnership. Except as otherwise required by this Agreement or by non-waivable provisions of applicable law, the General Partner shall have full and complete authority, power and discretion to manage and control the properties of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership in fulfillment of the purposes of the Partnership as contemplated by this Agreement.
(b)    The General Partner may not withdraw prior to the dissolution of the Partnership unless (before it does so) it has, in accordance with the terms of this Agreement transferred its entire interest as the general partner of the Partnership to a successor general partner.
(c)    The registered office of the Partnership required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate from time to time in the manner provided by law. The registered agent of the Partnership in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the General Partner may designate from time to time in the manner provided by law. The principal office of the Partnership shall be at such place as the General Partner may designate from time to time, which need not be in the State of Delaware, and the Partnership shall maintain records at such place. The Partnership may have such other offices as the General Partner may designate from time to time.

7.	DESIGNATION, RIGHTS, AUTHORITIES, POWERS, RESPONSIBILITIES AND DUTIES OF OFFICERS AND AGENTS.
7.1.    Officers, Agents. The General Partner shall have the power, but no obligation, to appoint officers and agents to act for the Partnership with such titles, if any, as the General Partner deems appropriate and to delegate to such officers or agents such of the powers as are granted to the General Partner hereunder, including the power to execute documents on behalf of the Partnership, as the General Partner may determine. The officers so appointed may include persons holding titles such as Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Treasurer or Controller. Unless the

authority of the officer in question is limited in the document appointing such officer or is otherwise specified by the General Partner, any officer so appointed shall have the same authority to act for the Partnership as a corresponding officer of the General Partner would have to act for the General Partner in the absence of a specific delegation of authority; provided, however, that unless such power is specifically delegated to the officer in question either for a specific transaction or generally in a separate writing, no such officer shall have the power to lease or acquire real property, to borrow money, to issue notes, debentures, securities, equity or other interests of or in the Partnership, to make investments in (other than the investment of surplus cash in the ordinary course) or to acquire securities of any Person, to give guarantees or indemnities, to merge, liquidate or dissolve the Partnership or to sell or lease all or any substantial portion of the assets of the Partnership.

8.	TAX MATTERS.
8.1.    Tax Classification and Other Tax Matters. It is intended that the Partnership will be classified as a disregarded entity for U.S. federal tax purposes and as a partnership for Canadian federal tax purposes. The General Partner is authorized to take such measures as it deems necessary or appropriate to ensure such classifications, and all other Partners agree to cooperate with such measures. The General Partner shall also be authorized to make any elections, filings and determinations for the Partnership (or enter into any agreements for or on behalf of the Partnership) with respect to taxes.

9.	TRANSFER OF INTERESTS.
9.1.    Restricted Transfer. No Limited Partner shall directly or indirectly Transfer all or any part of the economic or other rights that comprise such Limited Partner’s Interest without the written consent of the General Partner.

10.	AMENDMENTS TO AGREEMENT.
10.1.    Amendments. This Agreement may be modified, amended or supplemented by written action of the General Partner.

11.	GENERAL.
11.1.    Successors; Governing Law. This Agreement shall be binding upon the executors, administrators, estates, heirs and legal successors of the Partners. This Agreement and the rights of the parties hereunder arising out of or related to this Agreement or the transactions contemplated hereunder shall be interpreted in accordance with the laws of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.
11.2.    Notices, Etc. All notices, demands and communications required or permitted hereunder shall be in writing and shall be deemed effectively given to a party to this Agreement if (i) delivered personally, (ii) sent and received by facsimile, (iii) sent by electronic mail or (iv) sent by certified or registered mail or by Federal Express, UPS or any other comparably reputable overnight courier service, postage prepaid, to the appropriate address as follows: (a) if to any Limited Partner, at the address of such Limited Partner on file with the Partnership; and (b) if to the General

Partner or the Partnership, to

c/o Norcraft Companies Inc.
3020 Denmark Avenue
Suite 100
Eagan, Minnesota 55121
Attention:	Chief Financial Officer
Facsimile:	(800) 297-0661
E-mail:	leigh.ginter@norcraftcompanies.com
with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention:	Dan Evans, Esq.
Carl Marcellino, Esq.
Email:	daniel.evans@ropesgray.com carl.marcellino@ropesgray.com
Facsimile:	(617) 235-0028
(646) 728-1523
Unless otherwise specified herein, such notices or other communications shall be deemed effective, (a) on the date received, if personally delivered or sent by facsimile or electronic mail during normal business hours, (b) on the business day after being received if sent by facsimile or electronic mail other than during normal business hours, (c) one business day after being sent by Federal Express, DHL or UPS or other comparably reputable delivery service and (d) five business days after being sent by registered or certified mail. Each Limited Partner shall be entitled to specify a different address by giving notice as aforesaid to the General Partner and the Partnership. The General Partner and the Partnership shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
11.3.    Severability. If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.
11.4.    Entire Agreement. This Agreement and the other agreements contemplated hereby and thereby constitute the entire agreement of the Limited Partners and their affiliates relating to the Partnership and supersede all prior meetings, communications, representations, negotiations, contracts or agreements (including any prior drafts thereof) with respect to the Partnership, whether oral or written, none of which shall be used as evidence of the parties’ intent. In addition, each party hereto acknowledges and agrees that all prior drafts of this Agreement contain attorney work product and shall in all respects be subject to the foregoing sentence.
11.5.    Jurisdiction and Venue; Waiver of Jury Trial.
(a)    The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Delaware in connection with any action relating to this Agreement and agree that service of summons, complaint or other process in connection with any such action may be made in any manner permitted by Delaware law, and that service so made shall be as effective as if personally made in the State of Delaware. To the extent not prohibited by applicable Law, each Partner waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in the above-named courts, any claim that such Partner is not subject personally to the jurisdiction of such courts, that such Partner’s property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter thereof, may not be enforced in or by such courts.
(b)    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.5 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
* * * *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the date and year first written above.

GENERAL PARTNER:	Norcraft GP, L.L.C.
	By:	/s/ Mark Buller
Name: Mark Buller Title: Chief Executive Officer and President

LIMITED PARTNER:	Norcraft Companies, LLC
	By:	Norcraft Companies, Inc., its managing member
	By:	/s/ Mark Buller
Name: Mark Buller Title: Chief Executive Officer

Schedule of Members

Member	Percentage Interest
Norcraft GP, L.L.C.	0.00001%
Norcraft Companies LLC	99.99999%